UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700

Chicago, IL 60606

(Address of principal executive offices with Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Warrant

On November 9, 2023, MAIA Biotechnology, Inc. (the “Company”) issued a warrant (the “Warrant”) to purchase up to 239,234 shares of Common Stock (the “Warrant Shares”), with an exercise price of $2.09, to Alumni Capital LP (“Alumni”) in a private placement transaction. The Warrant is exercisable beginning on November 10, 2023, has a term of four years from the initial exercise date, and is subject to certain vesting conditions as described below.

The holder of the Warrant may from time to time prior to November 30, 2023 (the “Vesting Termination Date”) agree to acquire, and the Company may agree to sell to such holder, up to an aggregate of $500,000 of Common Stock in issuances registered under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Share Acquisition”). The Warrant will vest in proportion to issuances described in the preceding sentence that are consummated. Neither the holder of the Warrant nor the Company has any obligation to agree to or consummate any such issuances. Any Warrant Shares that have not vested as of the Vesting Termination Date are void and cancelled, and the holder of the Warrant will have no right to exercise the Warrant with respect to such shares.

On November 13, 2023, 131,578 Warrant Shares vested in accordance with the terms of the Warrant (the “Vesting”).

The Warrant contains customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offerings and pro rata distributions.

The holder (together with its affiliates) of the Warrant may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Beneficial Ownership Limitation in accordance with the terms of the Warrant, provided that it does not exceed 9.99%.

Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as financial advisor to the Company in connection with the Warrant. The Company and Laidlaw agreed to pay Laidlaw a cash fee equal to 5.0% of the gross proceeds received by the Company through any Share Acquisition. The Company paid Laidlaw a cash fee of $13,750 in connection with the Vesting.

The foregoing description of the Warrant is subject to, and qualified in its entirety by reference to the full text of the Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information set forth in Item 1.01 above is incorporated herein by reference.

The Warrant and Warrant Shares were offered pursuant to an exemption provided under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Alumni is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Common Stock Purchase Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2023

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer